Exhibit 99.1

PRESS RELEASE

Aspen Prices Public Offering of $225 Million
of Perpetual Non-Cumulative Preference Shares

HAMILTON, Bermuda, September 13, 2016 -- Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) has priced an underwritten public offering of 9,000,000 shares of 5.625% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”). The Preference Shares have a liquidation preference of $25 per share (or $225,000,000 in aggregate liquidation preference). The underwriters have the option to purchase from Aspen up to an additional 1,000,000 Preference Shares (or $25,000,000 in aggregate liquidation preference).

The offering was made pursuant to an effective shelf registration statement and is expected to close on September 20, 2016, subject to customary closing conditions. Aspen intends to use the net proceeds from the offering to redeem all or a portion of Aspen’s outstanding 7.401% Perpetual Non-Cumulative Preference Shares and 7.250% Perpetual Non-Cumulative Preference Shares when they become redeemable on January 1, 2017 and July 1, 2017, respectively.

The Preference Shares rank equally with preference shares previously issued by Aspen and have no fixed maturity date. Aspen may redeem all or a portion of the shares at a redemption price of $25 per share on or after January 1, 2027 and in certain other circumstances at applicable redemption prices. Aspen intends to list the Preference Shares on the New York Stock Exchange under the symbol “AHLPRD”.

The offering was led by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. as joint book-running managers.

This offering may be made only by means of a preliminary prospectus supplement and accompanying prospectus. Copies of the final prospectus and accompanying prospectus may be obtained, when available, from the U.S. Securities and Exchange Commission's website at www.sec.gov. Alternatively, these documents are available from the underwriters by contacting any of the following:

•
Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, Telephone: (800) 294-1322, Email: dg.prospectus_requests@baml.com

•	Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York 10014, Attention:
Prospectus Department, Telephone: (800) 584-6837, Email: prospectus@morganstanley.com

•	Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, Telephone: (800) 645-3751, Email: wfscustomerservice@wellsfargo.com

•	Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (800) 831-9146, Email: prospectus@citi.com

•
Barclays Capital Inc., Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (888) 603-5847, Email: barclaysprospectus@broadridge.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Preference Shares, nor shall there be any sale of the Preference Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

- ENDS -

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, France, Germany, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2015, Aspen reported $11.0 billion in total assets, $4.9 billion in gross reserves, $3.4 billion in total shareholders’ equity and $3.0 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” by Moody’s Investor Service, Inc.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release may contain "forward-looking" statements within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on February 19, 2016. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

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